Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three Months Ended

March 31, 2024

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, Executive Vice President - Chief Operating Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS STRONG RESULTS FOR FIRST QUARTER 2024

Same-center NOI increased 3.6% over the prior-year period

CHATTANOOGA, Tenn. (May 10, 2024) – CBL Properties (NYSE: CBL) announced results for the first quarter ended March 31, 2024. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended March 31,
	2024	2023
Net (loss) income attributable to common shareholders	$(0.01)	$0.06
Funds from Operations ("FFO")	$1.21	$1.86
FFO, as adjusted (1)	$1.50	$1.56
(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net (loss) income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 7 of this news release.

KEY TAKEAWAYS:

•
CBL reported an increase in same-center NOI of 3.6% for first quarter 2024 compared with the prior-year period, and FFO, as adjusted, per share of $1.50, compared with $1.56 for first quarter 2023. Results were in-line with the previously issued guidance range for 2024 same-center NOI in the range of $428 million - $442 million and after adjusting for year-to-date share repurchase activity, 2024 FFO, as adjusted, per share guidance in the range of $6.24 - $6.69.
•
Over 1.1 million square feet of leases were executed in first quarter 2024. First quarter 2024 leasing results included comparable leases of approximately 775,000 square feet signed at a 10.2% increase in average rents versus the prior leases.
•
Portfolio occupancy was 89.4% as of March 31, 2024, a 50 basis point decline compared with portfolio occupancy of 89.9% as of March 31, 2023. Same-center occupancy for malls, lifestyle centers and outlet centers was 87.7% as of March 31, 2024, a 50-basis-point decline from 88.2% as of March 31, 2023.
•
Same-center tenant sales per square foot for the first quarter 2024 increased 0.2%, a reversal of previous sales trends. Same-center tenant sales per square foot for the 12-months ended March 31, 2024, declined 3.7% to $417, compared with $433 for the prior period.
•
As of March 31, 2024, the Company had $295.3 million of unrestricted cash and marketable securities.
•
More than $9.1 million in share repurchases completed year-to-date, continuing CBL's commitment to return capital to shareholders.
•
CBL's Board of Directors declared a cash dividend of $0.40 per common share for the quarter ending June 30, 2024. The dividend equates to an annual dividend payment of $1.60 per common share.

“As demonstrated by first quarter results, CBL is off to a solid start in 2024," said CBL's chief executive officer, Stephen D. Lebovitz. "We are pleased with the strong 3.6% growth in same-center NOI for the quarter. This growth reflects the improving fundamentals and overall quality of the CBL portfolio. NOI results also include the realization of a multi-year effort to reduce real estate taxes in certain markets, which was anticipated in our original guidance provided last quarter. In addition, results benefited from lower third-party contract expense related to the new contracts signed in third quarter 2023. Maintenance and repair expense was also lower in the quarter, primarily due to timing of projects which are expected to occur later in the year.

“Leasing volumes remained strong this quarter as we signed more than 220,000-square-feet of new leases, highlighted by new locations for Barnes & Noble's in-line mall concept, fast-growing global lifestyle retailer MINISO, Five Below, and food court stores for Popeye's. Comparable leasing spreads were notably up more than 10% as we replaced several spaces with below market prior rents. While we are pleased with this quarter’s leasing spreads, we anticipate experiencing some pressure going forward due to certain national tenants with higher occupancy costs. We were encouraged to see portfolio tenant sales improve modestly during the quarter. Although occupancy declined modestly in the quarter, the overall tenant environment is healthy, and we remain focused on capitalizing on tenant demand for new locations across the portfolio to generate occupancy growth.

"Interest rate volatility and its impact on the overall financing market remains a concern; however, we are benefiting from our well-laddered maturity schedule with only three major loan maturities in 2024. Financing plans for all three are actively in process. We are also exploring various avenues, including potential sales of term loan properties, to meet our term loan extension test in 2025 while minimizing use of our corporate cash reserve.

"Our focus through the remainder of the year is to build on the strong momentum generated in the first quarter while working to improve our debt maturity profile and grow our strong cash position."

Same-center Net Operating Income (“NOI”)(1):

	Three Months Ended March 31,
	2024	2023
Total Revenues	$159,521	$162,648
Total Expenses	$(50,709)	$(57,637)
Total portfolio same-center NOI	$108,812	$105,011
Total same-center NOI percentage change	3.6%

Estimate for uncollectable revenues (recovery)	$1,498	$(749)

(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of above and below market leases.

Same-center NOI for the first quarter 2024 increased $3.8 million. First quarter 2024 results included a $3.9 million benefit to real estate tax expense related to reduced assessments and refunds received from successful appeals, net of related reimbursement amounts due to tenants. Operating and maintenance and repair expenses were approximately $2.2 million lower related to timing of maintenance and repair projects as well as lower third-party contract expense. Insurance expense rose $0.3 million in the quarter. The estimate for uncollectible revenues negatively impacted the quarter by approximately $2.2 million. Percentage rents declined $0.3 million due to lower tenant sales.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of March 31,
	2024	2023
Total portfolio	89.4%	89.9%
Malls, lifestyle centers and outlet centers:
Total malls	87.0%	88.0%
Total lifestyle centers	90.5%	90.9%
Total outlet centers	90.5%	87.3%
Total same-center malls, lifestyle centers and outlet centers	87.7%	88.2%
All Other Properties:
Total open-air centers	95.1%	96.0%
Total other	84.5%	79.9%

(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
Three Months Ended March 31,
2024
All Property Types	10.2%
Stabilized Malls, Lifestyle Centers and Outlet Centers	9.8%
New leases	109.3%
Renewal leases	1.0%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Sales Per Square Foot for the Trailing Twelve Months Ended March 31,
	2024	2023	% Change
Malls, lifestyle centers and outlet centers same-center sales per square foot	$417	$433	(3.7)%

DIVIDEND

On May 8, 2024, CBL’s Board of Directors declared CBL's regular quarterly cash dividend for the three months ended June 30, 2024, of $0.40 per share. The dividend, which equates to an annual dividend payment of $1.60 per share, is payable on June 28, 2024, to shareholders of record as of June 13, 2024.

FINANCING ACTIVITY

In February 2024, CBL retired the $15.3 million recourse loan secured by Brookfield Square Anchor Redevelopment in Brookfield, WI.

CBL is cooperating with the foreclosure or conveyance of WestGate Mall in Spartanburg, SC, ($28.7 million) and Alamance Crossing East in Burlington, NC, ($41.1 million).

STOCK REPURCHASE PROGRAM ACTIVITY

On August 10, 2023, CBL announced that its Board of Directors authorized a stock repurchase program for the Company to buy up to $25.0 million of its common stock. Purchases may be made through the program by August 10, 2024. Since commencement, CBL has repurchased 452,910 shares at an average price of $22.54 per share under the program including 400,944 shares repurchased year-to-date at an average price of $22.70 per share.

DISPOSITIONS

During the first quarter, CBL completed the sale of two land parcels, generating more than $7.7 million in gross proceeds at CBL's share.

DEVELOPMENT AND REDEVELOPMENT ACTIVITY

Detailed project information is available in CBL’s Financial Supplement for Q1 2024, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com.

OUTLOOK AND GUIDANCE

Based on first quarter 2024 results, including any anticipated impact from the bankruptcy filings of Express and rue21, and Management's expectations for the remainder of 2024, CBL is reiterating the following guidance for FFO, as adjusted, and same-center NOI for full-year 2024. Per share amounts have been adjusted to reflect the impact of year-to-date share repurchase activity. Guidance excludes the impact of any unannounced transactions.

	Low	High
2024 FFO, as adjusted (in millions)	$196.0	$210.0
2024 WA Share Count	31.4	31.4
2024 FFO, as adjusted, per share	$6.24	$6.69
2024 Same-Center NOI ("SC NOI") (in millions)	$428.0	$442.0
2024 change in same-center NOI	(1.9)%	1.3%

Reconciliation of GAAP Earnings Per Share to 2024 FFO, as Adjusted, Per Share:

	Low	High
Expected diluted earnings per common share	$0.18	$0.63
Depreciation and amortization	4.78	4.78
Dividends allocable to unvested restricted stock	0.03	0.03
Less: Gain on depreciable property	(0.12)	(0.12)
Add: Loss on impairment	0.02	0.02
Debt discount accretion, net of noncontrolling interests' share	1.44	1.44
Adjustment for unconsolidated affiliates with negative investment	(0.09)	(0.09)
Expected FFO, as adjusted, per diluted, fully converted common share	$6.24	$6.69

2024 Estimate of Capital Items (in millions):

	Low	High
2024 Estimated maintenance capital/tenant allowances	$40.0	$55.0
2024 Estimated development/redevelopment expenditures	10.0	15.0
2024 Estimated principal amortization (including est. term loan ECF)	70.0	80.0
Total Estimate	$120.0	$150.0

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 94 properties totaling more than 58.5 million square feet across 22 states, including 56 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 30 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 7 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
REVENUES:
Rental revenues	$124,027	$130,324
Management, development and leasing fees	1,905	2,434
Other	3,185	3,601
Total revenues	129,117	136,359
EXPENSES:
Property operating	(23,827)	(24,614)
Depreciation and amortization	(38,040)	(53,269)
Real estate taxes	(9,269)	(14,788)
Maintenance and repairs	(9,938)	(11,524)
General and administrative	(20,414)	(19,229)
Loss on impairment	(836)	—
Litigation settlement	68	44
Other	—	(198)
Total expenses	(102,256)	(123,578)
OTHER INCOME (EXPENSES):
Interest and other income	4,004	2,665
Interest expense	(39,812)	(43,524)
Gain on deconsolidation	—	28,151
Gain on sales of real estate assets	3,721	1,596
Income tax benefit	158	101
Equity in earnings (losses) of unconsolidated affiliates	4,594	(1,256)
Total other expenses	(27,335)	(12,267)
Net (loss) income	(474)	514
Net loss (income) attributable to noncontrolling interests in:
Operating Partnership	—	—
Other consolidated subsidiaries	524	1,745
Net income attributable to the Company	50	2,259
Earnings allocable to unvested restricted stock	(259)	(280)
Net (loss) income attributable to common shareholders	$(209)	$1,979
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$(0.01)	$0.06
Diluted earnings per share	(0.01)	0.06
Weighted-average basic shares	31,546	31,304
Weighted-average diluted shares	31,546	31,369

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net (loss) income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Net (loss) income attributable to common shareholders	$(209)	$1,979
Earnings allocable to unvested restricted stock	259	280
Depreciation and amortization expense of:
Consolidated properties	38,040	53,269
Unconsolidated affiliates	3,989	4,638
Non-real estate assets	(259)	(148)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(560)	(665)
Loss on impairment, net of taxes	619	—
Gain on depreciable property	(3,721)	—
FFO allocable to Operating Partnership common unitholders	38,158	59,353
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share (1)	11,795	16,616
Adjustment for unconsolidated affiliates with negative investment (2)	(2,568)	1,591
Litigation settlement (3)	(68)	(44)
Non-cash default interest expense (4)	—	494
Gain on deconsolidation (5)	—	(28,151)
FFO allocable to Operating Partnership common unitholders, as adjusted	$47,317	$49,859
FFO per diluted share	$1.21	$1.86
FFO, as adjusted, per diluted share	$1.50	$1.56
Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	31,546	31,927
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is not recognizing equity in earnings (losses) because its investment in the unconsolidated affiliate is below zero.
(3)
Represents a credit to litigation settlement expense, in each respective period, related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(4)
The three months ended March 31, 2023 includes default interest on loans past their maturity dates.
(5)
For the three months ended March 31, 2023, the Company deconsolidated Alamance Crossing East due to a loss of control when the property was placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended March 31,
	2024	2023
Diluted EPS attributable to common shareholders	$(0.01)	$0.06
Add amounts per share included in FFO:
Unvested restricted stock	0.01	0.01
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	1.31	1.79
Loss on impairment, net of taxes	0.02	—
Gain on depreciable property	(0.12)	—
FFO per diluted share	$1.21	$1.86

	Three Months Ended March 31,
	2024	2023
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$983	$1,161

Straight-line rental income adjustment	$(515)	$1,633

Gain on outparcel sales	$—	$1,580

Net amortization of acquired above- and below-market leases	$(3,492)	$(5,322)

Income tax benefit	$158	$101

Abandoned projects expense	$—	$(17)

Interest capitalized	$134	$106

Estimate of uncollectable revenues	$(6,192)	$363

	As of March 31,
	2024	2023
Straight-line rent receivable	$22,537	$17,095

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended March 31,
	2024	2023
Net (loss) income	$(474)	$514
Adjustments:
Depreciation and amortization	38,040	53,269
Depreciation and amortization from unconsolidated affiliates	3,989	4,638
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(560)	(665)
Interest expense	39,812	43,524
Interest expense from unconsolidated affiliates	17,281	17,525
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,065)	(2,043)
Abandoned projects expense	—	17
Gain on sales of real estate assets	(3,721)	(1,596)
Loss on sales of real estate assets of unconsolidated affiliates	—	16
Adjustment for unconsolidated affiliates with negative investment	(2,568)	1,591
Gain on deconsolidation	—	(28,151)
Loss on impairment	836	—
Litigation settlement	(68)	(44)
Income tax benefit	(158)	(101)
Lease termination fees	(983)	(1,161)
Straight-line rent and above- and below-market lease amortization	4,007	3,689
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	524	1,745
General and administrative expenses	20,414	19,229
Management fees and non-property level revenues	(6,447)	(4,980)
Operating Partnership's share of property NOI	108,859	107,016
Non-comparable NOI	(47)	(2,005)
Total same-center NOI (1)	$108,812	$105,011
Total same-center NOI percentage change	3.6%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of March 31, 2024, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending March 31, 2024. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.

	Three Months Ended March 31,
	2024	2023
Malls	$74,187	$71,810
Outlet centers	5,620	5,114
Lifestyle centers	9,184	8,967
Open-air centers	14,694	13,918
Outparcels and other	5,127	5,202
Total same-center NOI	$108,812	$105,011
Percentage Change:
Malls	3.3%
Outlet centers	9.9%
Lifestyle centers	2.4%
Open-air centers	5.6%
Outparcels and other	(1.4)%
Total same-center NOI	3.6%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of March 31, 2024
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt	$906,438	$1,003,255	$1,909,693	$(12,086)	$(37,313)	$1,860,294
Noncontrolling interests' share of consolidated debt	(24,919)	(11,718)	(36,637)	224	3,229	(33,184)
Company's share of unconsolidated affiliates' debt	618,640	56,619	675,259	(2,890)	—	672,369
Other debt (2)	69,783	—	69,783	—	—	69,783
Company's share of consolidated, unconsolidated and other debt	$1,569,942	$1,048,156	$2,618,098	$(14,752)	$(34,084)	$2,569,262
Weighted-average interest rate	5.26%	8.42%	6.53%

	As of March 31, 2023
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt	$972,999	$1,052,704	$2,025,703	$(15,903)	$(63,371)	$1,946,429
Noncontrolling interests' share of consolidated debt	(25,320)	(13,282)	(38,602)	294	6,051	(32,257)
Company's share of unconsolidated affiliates' debt	614,947	70,847	685,794	(2,916)	—	682,878
Other debt (2)	41,122	—	41,122	—	—	41,122
Company's share of consolidated, unconsolidated and other debt	$1,603,748	$1,110,269	$2,714,017	$(18,525)	$(57,320)	$2,638,172
Weighted-average interest rate	4.83%	7.66%	5.99%
(1)
In conjunction with fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method.
(2)
Represents the outstanding loan balance for properties that were deconsolidated due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	March 31,	December 31,
	2024	2023
ASSETS
Real estate assets:
Land	$582,949	$585,191
Buildings and improvements	1,218,746	1,216,054
	1,801,695	1,801,245
Accumulated depreciation	(247,387)	(228,034)
	1,554,308	1,573,211
Developments in progress	7,479	8,900
Net investment in real estate assets	1,561,787	1,582,111
Cash and cash equivalents	60,311	34,188
Restricted cash	66,946	88,888
Available-for-sale securities - at fair value (amortized cost of $235,072 and $261,869 as of March 31, 2024 and December 31, 2023, respectively)	234,998	262,142
Receivables:
Tenant	37,588	43,436
Other	7,246	2,752
Investments in unconsolidated affiliates	77,818	76,458
In-place leases, net	142,683	157,639
Intangible lease assets and other assets	154,439	158,291
	$2,343,816	$2,405,905
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$1,860,294	$1,888,803
Accounts payable and accrued liabilities	168,672	186,485
Total liabilities	2,028,966	2,075,288
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 32,033,939 and 31,975,645 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively (excluding 140,034 treasury shares as of March 31, 2024 and excluding 34 treasury shares as of December 31, 2023)	32	32
Additional paid-in capital	716,706	719,125
Accumulated other comprehensive income	726	610
Accumulated deficit	(393,266)	(380,446)
Total shareholders' equity	324,198	339,321
Noncontrolling interests	(9,348)	(8,704)
Total equity	314,850	330,617
	$2,343,816	$2,405,905

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	March 31, 2024	December 31, 2023
ASSETS:
Investment in real estate assets	$2,013,008	$2,010,269
Accumulated depreciation	(901,569)	(886,712)
	1,111,439	1,123,557
Developments in progress	19,305	17,261
Net investment in real estate assets	1,130,744	1,140,818
Other assets	198,788	200,289
Total assets	$1,329,532	$1,341,107
LIABILITIES:
Mortgage and other indebtedness, net	$1,359,302	$1,368,031
Other liabilities	42,477	45,577
Total liabilities	1,401,779	1,413,608
OWNERS' EQUITY (DEFICIT):
The Company	12,083	12,290
Other investors	(84,330)	(84,791)
Total owners' deficit	(72,247)	(72,501)
Total liabilities and owners’ deficit	$1,329,532	$1,341,107

	Three Months Ended March 31,
	2024	2023
Total revenues	$63,997	$60,533
Depreciation and amortization	(18,399)	(16,863)
Operating expenses	(21,488)	(19,729)
Interest and other income	612	544
Interest expense	(18,458)	(15,272)
Loss on sales of real estate assets	—	(32)
Net income	$6,264	$9,181

	Company's Share for the Period
	Three Months Ended March 31,
	2024	2023
Total revenues	$33,708	$32,571
Depreciation and amortization	(10,802)	(12,100)
Operating expenses	(10,774)	(10,447)
Interest and other income	361	390
Interest expense	(17,281)	(17,525)
Negative investment adjustment	9,382	5,871
Loss on sales of real estate assets	—	(16)
Net income (loss)	$4,594	$(1,256)

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, abandoned projects expense, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income (loss), cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended March 31,
	2024	2023
Net (loss) income	$(474)	$514
Depreciation and amortization	38,040	53,269
Depreciation and amortization from unconsolidated affiliates	3,989	4,638
Interest expense	39,812	43,524
Interest expense from unconsolidated affiliates	17,281	17,525
Income taxes	(158)	(55)
Loss on impairment	836	—
Gain on depreciable property	(3,721)	—
Gain on deconsolidation	—	(28,151)
EBITDAre (1)	95,605	91,264
Litigation settlement	(68)	(44)
Abandoned projects expense	—	17
Adjustment for unconsolidated affiliates with negative investment	(2,568)	1,591
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	524	1,745
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(560)	(665)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,065)	(2,043)
Company's share of Adjusted EBITDAre	$91,868	$91,865
(1)
Includes $1,580 for the three months ended March 31, 2023 related to sales of non-depreciable real estate assets.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended March 31,
	2024		2023

Interest Expense:
Interest expense	$39,812		$43,524
Interest expense from unconsolidated affiliates	17,281		17,525
Debt discount accretion, net of noncontrolling interests' share	(11,795)		(16,616)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(588)		(647)
Company's share of interest expense	$44,710		$43,786
Ratio of Adjusted EBITDAre to Interest Expense	2.1	x	2.1	x

	Three Months Ended March 31,
	2024	2023
Company's share of Adjusted EBITDAre	$91,868	$91,865
Interest expense	(39,812)	(43,524)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,065	2,043
Income taxes	158	55
Net amortization of deferred financing costs, discounts on available-for-sale securities and debt discounts	2,459	7,852
Net amortization of intangible lease assets and liabilities	3,449	5,337
Depreciation and interest expense from unconsolidated affiliates	(21,270)	(22,163)
Adjustment for unconsolidated affiliates with negative investment	2,568	(1,591)
Litigation settlement	68	44
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	560	665
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(524)	(1,745)
Gain on outparcel sales	—	(1,596)
Equity in (earnings) losses of unconsolidated affiliates	(4,594)	1,256
Distributions of earnings from unconsolidated affiliates	3,692	3,335
Share-based compensation expense	3,679	3,252
Change in estimate of uncollectable revenues	1,522	(138)
Change in deferred tax assets	1,331	225
Changes in operating assets and liabilities	(15,481)	(11,997)
Cash flows provided by operating activities	$30,738	$33,175

Components of Consolidated Rental Revenues

The Company believes the following summary is useful to users of its consolidated financial statements because it provides more detail regarding the components of rental revenues in the consolidated financial statements and trends in these components for the periods shown.

	Three Months Ended March 31,
	2024	2023
Minimum rents	$93,908	$95,463
Percentage rents	2,790	3,164
Other rents	1,832	1,696
Tenant reimbursements	26,879	29,518
Estimate of uncollectable amounts	(1,382)	483
Total rental revenues	$124,027	$130,324

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of March 31, 2024 (1)	Balance
						Fixed	Variable
Operating Properties:
Fayette Mall (2)	Lexington, KY	May-24	May-26	4.25%	$117,181	$117,181	$—
Cross Creek Mall	Fayetteville, NC	Jun-25		8.19%	90,732	90,732	—
The Outlet Shoppes at Laredo	Laredo, TX	Jun-25		8.83%	33,480	—	33,480
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	20,563	20,563	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-26		5.85%	56,978	56,978	—
Northwoods Mall	North Charleston, SC	Apr-26		5.08%	53,223	53,223	—
Arbor Place	Atlanta (Douglasville), GA	May-26		5.10%	92,462	92,462	—
Volusia Mall	Daytona Beach, FL	May-26		4.56%	35,957	35,957	—
Hamilton Place	Chattanooga, TN	Jun-26		4.36%	91,046	91,046	—
Jefferson Mall	Louisville, KY	Jun-26		4.75%	52,965	52,965	—
Southpark Mall	Colonial Heights, VA	Jun-26		4.85%	51,151	51,151	—
Open-air centers and outparcels loan (3)		Jun-27	Jun-29	8.19%	358,360	179,180	179,180
Hamilton Place open-air centers loan		Jun-32		5.85%	65,000	65,000	—
Total Loans On Operating Properties					1,119,098	906,438	212,660
Weighted-average interest rate					6.33%	5.63%	9.33%

Corporate Debt:
Secured term loan		Nov-25	Nov-26/Nov-27	8.19%	790,595	—	790,595

Total Consolidated Debt					$1,909,693	$906,438	$1,003,255
Weighted-average interest rate					7.10%	5.63%	8.43%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Coastal Grand Mall	Myrtle Beach, SC	Aug-24		4.09%	$48,131	$48,131	$—
Coastal Grand Mall Outparcel	Myrtle Beach, SC	Aug-24		4.09%	2,323	2,323	—
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	Nov-24		5.05%	3,361	3,361	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Nov-24		7.87%	8,055	—	8,055
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	40,702	40,702	—
West County Center	Des Peres, MO	Dec-24	Dec-26	3.40%	75,615	75,615	—
Hammock Landing - Phase I	West Melbourne, FL	Feb-25	Feb-26	8.33%	17,455	—	17,455
Hammock Landing - Phase II	West Melbourne, FL	Feb-25	Feb-26	8.33%	5,455	—	5,455
The Pavilion at Port Orange	Port Orange, FL	Feb-25	Feb-26	8.33%	23,261	—	23,261
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-25		3.00%	4,361	4,361	—
York Town Center	York, PA	Mar-25		4.75%	14,808	14,808	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	127,853	127,853	—
Northgate Mall Developments	Chattanooga, TN	Nov-25		8.25%	2,393	—	2,393
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	37,293	37,293	—
CoolSprings Galleria	Nashville, TN	May-28		4.84%	69,760	69,760	—
Friendly Center	Greensboro, NC	May-28		6.44%	73,120	73,120	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	34,198	34,198	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	26,517	26,517	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	1,448	1,448
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	19,485	19,485	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	39,665	39,665	—
	SUBTOTAL				675,259	618,640	56,619

Plus Other Debt:
Alamance Crossing (4)	Burlington, NC	Jul-21		5.83%	41,122	41,122	—
WestGate Mall (4)	Spartanburg, SC	Jul-22		4.99%	28,661	28,661	—
					69,783	69,783	—
Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Laredo (35%)	Laredo, TX	Jun-25		8.83%	(11,718)	—	(11,718)
The Outlet Shoppes at Gettysburg (50%)	Gettysburg, PA	Oct-25		4.80%	(10,282)	(10,282)	—
Hamilton Place (10%)	Chattanooga, TN	Jun-26		4.36%	(9,104)	(9,104)	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of March 31, 2024 (1)	Balance
						Fixed	Variable
Hamilton Place open-air centers loan (8% - 10%)		Jun-32		5.85%	(5,533)	(5,533)	—
					(36,637)	(24,919)	(11,718)

Company's Share Of Consolidated, Unconsolidated and Other Debt (5)					$2,618,098	$1,569,942	$1,048,156
Weighted-average interest rate					6.53%	5.26%	8.42%

Total Debt of Unconsolidated Affiliates:
Coastal Grand Mall	Myrtle Beach, SC	Aug-24		4.09%	$96,263	$96,263	$—
Coastal Grand Mall Outparcel	Myrtle Beach, SC	Aug-24		4.09%	4,645	4,645	—
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	Nov-24		5.05%	6,723	6,723	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Nov-24		7.87%	16,110	—	16,110
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	62,618	62,618	—
West County Center	Des Peres, MO	Dec-24	Dec-26	3.40%	151,230	151,230	—
Hammock Landing - Phase I	West Melbourne, FL	Feb-25	Feb-26	8.33%	34,909	—	34,909
Hammock Landing - Phase II	West Melbourne, FL	Feb-25	Feb-26	8.33%	10,909	—	10,909
The Pavilion at Port Orange	Port Orange, FL	Feb-25	Feb-26	8.33%	46,523	—	46,523
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-25		3.00%	4,361	4,361	—
York Town Center	York, PA	Mar-25		4.75%	29,616	29,616	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	255,706	255,706	—
Northgate Mall Developments	Chattanooga, TN	Nov-25		8.25%	4,787	—	4,787
Fremaux Town Center	Slidell, LA	Jun-26		3.70%	57,374	57,374	—
CoolSprings Galleria	Nashville, TN	May-28		4.84%	139,520	139,520	—
Friendly Center	Greensboro, NC	May-28		6.44%	146,239	146,239	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	68,396	68,396	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	40,795	40,795	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	1,448	1,448	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	38,971	38,971	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	79,330	79,330	—
					$1,296,473	$1,183,235	$113,238
Weighted-average interest rate					5.03%	4.72%	8.26%
(1)
See page 10 for debt discounts and unamortized deferred financing costs.
(2)
The loan has two one-year extension options for a fully extended maturity date of May 1, 2026. Subsequent to March 31, 2024, the first one-year loan extension option was exercised.
(3)
The interest rate is a fixed 6.95% for half of the outstanding loan balance, with the other half of the loan bearing a variable interest rate based on the 30-day SOFR plus 4.10%. The Operating Partnership has an interest rate swap on a notional amount of $32,000 related to the variable portion of the loan to effectively fix the interest rate at 7.3975%.
(4)
The loan is in default and the property was placed into receivership. The Company anticipates returning the property to the lender.
(5)
As of March 31, 2024, CBL owns interests in 10 assets (8 malls and 2 outlet centers) with a pro rata share debt balance of $578,248 which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements. Of this amount, $546,204 of pro rata debt relates to malls and $32,044 relates to outlet centers. These loans are non-recourse to CBL. The restricted cash can only be used to pay the respective property’s real estate and insurance costs, debt service, operating expenses, and fund escrow accounts for capital expenditures and tenant allowances. Additionally, CBL receives management fees from the property cash flows. For the three months ended March 31, 2024, CBL’s pro rata share of NOI was $108,812, of which NOI from cash trapped properties made up $15,266, with $14,130 relating to malls and $1,136 relating to outlet centers. For the three months ended March 31, 2023, CBL’s pro rata share of NOI was $105,011, of which NOI from cash trapped properties made up $16,811, with $15,876 relating to malls and $935 relating to outlet centers.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.57%	5.83%
2022	—	—	28,661	—	28,661	1.09%	4.99%
2024	—	102,572	—	—	102,572	3.92%	4.40%
2025	144,775	149,415	—	(22,000)	272,190	10.40%	5.86%
2026	550,963	159,079	—	(9,104)	700,938	26.76%	4.81%
2027	790,595	—	—	—	790,595	30.20%	8.19%
2028	—	177,078	—	—	177,078	6.76%	5.55%
2029	358,360	26,517	—	—	384,877	14.70%	7.92%
2030	—	1,448	—	—	1,448	0.06%	6.11%
2032	65,000	19,485	—	(5,533)	78,952	3.02%	5.74%
2033	—	39,665	—	—	39,665	1.52%	7.85%
Face Amount of Debt	$1,909,693	$675,259	$69,783	$(36,637)	$2,618,098	100.00%	6.53%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2021	$—	$—	$41,122	$—	$41,122	1.57%	5.83%
2022	—	—	28,661	—	28,661	1.09%	4.99%
2024	117,181	178,187	—	—	295,368	11.28%	4.08%
2025	935,370	195,586	—	(22,000)	1,108,956	42.36%	7.62%
2026	433,782	37,293	—	(9,104)	461,971	17.64%	4.83%
2027	358,360	—	—	—	358,360	13.69%	8.19%
2028	—	177,078	—	—	177,078	6.76%	5.55%
2029	—	26,517	—	—	26,517	1.01%	4.35%
2030	—	1,448	—	—	1,448	0.06%	6.11%
2032	65,000	19,485	—	(5,533)	78,952	3.02%	5.74%
2033	—	39,665	—	—	39,665	1.52%	7.85%
Face Amount of Debt	$1,909,693	$675,259	$69,783	$(36,637)	$2,618,098	100.00%	6.53%
(1)
During the year ended December 31, 2023, the Company deconsolidated Alamance Crossing East and WestGate Mall due to a loss of control when the respective property was placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by property type and by categories based on the debt supported. The property types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed regional or super-regional shopping centers, generally anchored by two or more anchors or junior anchors and a wide variety of in-line stores.

Lifestyle Centers: The Lifestyle Centers are large regional or super-regional open-air centers, generally anchored by two or more anchors or junior anchors and a wide variety of stores that are often similar to the tenancy of Mall stores.

Outlet Centers: The Outlet Centers are open-air centers that are anchored by one or more large discount or off-price stores as well as a selection of brand name discount or off-price stores.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services or convenience offerings. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease.

Other: Other includes other non-retail property types such as office, hotels or vacant land.

The information provided in the tables below, including historic operational and financial information, is for properties owned as of March 31, 2024, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to March 31, 2024, were assumed to have been acquired or disposed for all periods presented.

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Imperial Valley Mall	El Centro, CA
Kirkwood Mall	Bismarck, ND
Layton Hills Mall	Layton, UT
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$372	$394	90.2%	90.4%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$388	$406	89.7%	92.0%

Open-Air Centers:
Layton Hills Convenience Center	Layton, UT
Layton Hills Plaza	Layton, UT
Westmoreland Crossing	Greensburg, PA
Total Open-Air Centers		N/A	N/A	98.8%	98.7%

Other		N/A	N/A	86.9%	100.0%

Total Term Loan Assets (HoldCo I)		$375	$396	90.7%	91.3%

CONSOLIDATED UNENCUMBERED
Malls:
Brookfield Square	Brookfield, WI
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Laurel Park Place	Livonia, MI
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Monroeville Mall	Pittsburgh, PA
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$309	$336	77.9%	80.1%

Open-Air Centers:
Annex at Monroeville	Pittsburgh, PA
The Promenade	D'Iberville, MS
		N/A	N/A	99.8%	98.7%

Outparcels and Other		N/A	N/A	82.2%	75.5%

Total Consolidated Unencumbered		$309	$336	81.0%	82.3%

JOINT VENTURE ASSETS
Malls:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
Coastal Grand Mall	Myrtle Beach, SC
CoolSprings Galleria	Nashville, TN
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Oak Park Mall	Overland Park, KS
West County Center	Des Peres, MO
Total Malls		$545	$554	89.8%	90.8%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$506	$496	95.1%	93.2%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$598	$598	91.0%	90.1%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Fremaux Town Center	Slidell, LA
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	93.6%	95.7%

Total Joint Venture Assets		$539	$541	92.3%	92.9%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Parkdale Mall	Beaumont, TX
Southpark Mall	Colonial Heights, VA
Volusia Mall	Daytona Beach, FL
Total Malls		$418	$448	91.5%	93.1%

Outlet Centers:
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Total Outlet Centers		$293	$268	80.9%	74.6%

Lifestyle Centers:
Alamance Crossing West	Burlington, NC	N/A	N/A	100.0%	73.7%

Open-Air Centers:
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		March 31, 2024	March 31, 2023	March 31, 2024	March 31, 2023
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	94.2%	94.7%

Outparcels		N/A	N/A	99.4%	92.4%

Total Consolidated Encumbered Assets		$399	$419	91.7%	91.5%

Total Same-Center Portfolio		$417	$433	87.7%	88.2%

EXCLUDED PROPERTIES
Alamance Crossing East	Burlington, NC
Harford Mall	Bel Air, MD
WestGate Mall	Spartanburg, SC
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Three Months Ended March 31, 2024 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$27,668	$(659)	$-	$27,009	$-	$-	$-	$27,009
Lifestyle Centers	5,729	(339)	-	5,390	-	-	-	5,390
Open-Air Centers	862	(29)	-	833	-	-	-	833
Other	293	-	-	293	-	-	-	293
Term Loan Debt Service	-	-	-	-	(16,606)	100	(9,319)	(25,825)
Total Term Loan Assets (HoldCo I)	34,552	(1,027)	-	33,525	(16,606)	100	(9,319)	7,700

CONSOLIDATED UNENCUMBERED
Malls (2)	15,053	(1,228)	-	13,825	(136)	-	(150)	13,539
Outlet Centers	(6)	-	-	(6)	-	-	-	(6)
Open-Air Centers	2,767	-	-	2,767	-	-	-	2,767
Outparcels	36	-	-	36	-	-	-	36
Other	449	(446)	-	3	-	-	-	3
Total Consolidated Unencumbered	18,299	(1,674)	-	16,625	(136)	-	(150)	16,339

JOINT VENTURE ASSETS
Malls	10,295	(1,216)	-	9,079	(3,467)	161	(2,039)	3,734
Outlet Centers	4,490	(437)	-	4,053	(1,673)	36	(485)	1,931
Lifestyle Centers	2,940	(163)	-	2,777	(1,235)	41	(254)	1,329
Open-Air Centers	4,971	(217)	-	4,754	(3,129)	79	(2,741)	(1,037)
Other	37	(12)	-	25	(158)	-	(30)	(163)
Total Joint Venture Assets	22,733	(2,045)	-	20,688	(9,662)	317	(5,549)	5,794

CONSOLIDATED ENCUMBERED ASSETS
Malls	21,171	(2,406)	(5)	18,760	(13,122)	4,281	(9,171)	748
Outlet Centers	1,136	(25)	-	1,111	(945)	339	(237)	268
Lifestyle Centers	515	-	-	515	(401)	28	-	142
Open-Air Centers	6,094	(114)	-	5,980	(4,018)	244	-	2,206
Outparcels	4,312	(107)	-	4,205	(3,815)	269	-	659
Total Consolidated Encumbered Assets	33,228	(2,652)	(5)	30,571	(22,301)	5,161	(9,408)	4,023

Total Same-Center	$108,812	$(7,398)	$(5)	$101,409	$(48,705)	$5,578	$(24,426)	$33,856
(1)
Non-cash interest expense consists of the accretion of debt discounts and amortization of deferred financing costs.
(2)
In February 2024, the loan secured by Brookfield Square Anchor Redevelopment was paid off.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Three Months Ended March 31, 2023 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$26,165	$(1,086)	$(720)	$24,359	$-	$-	$-	$24,359
Lifestyle Centers	5,433	(319)	-	5,114	-	-	-	5,114
Open-Air Centers	768	(15)	-	753	-	-	-	753
Other	209	-	-	209	-	-	-	209
Term Loan Debt Service	-	-	-	-	(15,089)	99	(12,713)	(27,703)
Total Term Loan Assets (HoldCo I)	32,575	(1,420)	(720)	30,435	(15,089)	99	(12,713)	2,732

CONSOLIDATED UNENCUMBERED
Malls (2)	12,847	(1,050)	-	11,797	(345)	9	(225)	11,236
Outlet Centers	(7)	-	-	(7)	-	-	-	(7)
Open-Air Centers	2,090	-	-	2,090	-	-	-	2,090
Outparcels	47	-	-	47	-	-	-	47
Other	510	(92)	-	418	-	-	-	418
Total Consolidated Unencumbered	15,487	(1,142)	-	14,345	(345)	9	(225)	13,784

JOINT VENTURE ASSETS
Malls	10,117	(437)	-	9,680	(3,399)	33	(3,903)	2,411
Outlet Centers	4,186	(206)	-	3,980	(1,351)	50	(784)	1,895
Lifestyle Centers	3,045	(531)	-	2,514	(631)	9	(300)	1,592
Open-Air Centers	4,889	(144)	(281)	4,464	(3,036)	79	(2,418)	(911)
Other	66	-	-	66	(145)	-	(30)	(109)
Total Joint Venture Assets	22,303	(1,318)	(281)	20,704	(8,562)	171	(7,435)	4,878

CONSOLIDATED ENCUMBERED ASSETS
Malls	22,679	(1,861)	-	20,818	(14,368)	5,982	(8,735)	3,697
Outlet Centers	935	(28)	-	907	(2,639)	2,037	(237)	68
Lifestyle Centers	490	-	-	490	(384)	28	-	134
Open-Air Centers	6,172	(94)	(65)	6,013	(3,889)	245	-	2,369
Outparcels	4,370	(237)	(33)	4,100	(3,657)	270	-	713
Total Consolidated Encumbered Assets	34,646	(2,220)	(98)	32,328	(24,937)	8,562	(8,972)	6,981

Total Same-Center	$105,011	$(6,100)	$(1,099)	$97,812	$(48,933)	$8,841	$(29,345)	$28,375
(1)
Non-cash interest expense consists of the accretion of debt discounts and amortization of deferred financing costs.
(2)
In February 2024, the loan secured by Brookfield Square Anchor Redevelopment was paid off.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	March 31, 2024	December 31, 2023
ASSETS
Real estate assets:
Land	$174,157	$174,157
Buildings and improvements	410,923	411,064
	585,080	585,221
Accumulated depreciation	(92,723)	(85,464)
	492,357	499,757
Developments in progress	1,196	571
Net investment in real estate assets	493,553	500,328
Cash	15,537	35,741
Receivables:
Tenant	14,110	16,464
Other	5,690	5,608
In-place leases, net	47,988	53,273
Above market leases, net	34,208	37,841
Other assets	7,856	6,344
	$618,942	$655,599
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$790,063	$799,282
Below market leases, net	22,566	24,358
Accounts payable and accrued liabilities	29,893	38,621
Total liabilities	842,522	862,261
Owner's deficit	(223,580)	(206,662)
	$618,942	$655,599

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended March 31,
	2024	2023
Revenues:
Rental revenues	$48,693	$49,785
Other	1,432	1,343
Total revenues	50,125	51,128
Expenses:
Property operating	(9,045)	(9,445)
Depreciation and amortization	(13,691)	(20,195)
Real estate taxes	(4,801)	(5,089)
Maintenance and repairs	(3,810)	(4,703)
Management fees	(2,250)	(2,250)
Total expenses	(33,597)	(41,682)
Other income (expenses):
Other income	246	121
Interest expense	(16,606)	(15,097)
Total other expenses	(16,360)	(14,976)
Net income (loss)	$168	$(5,530)

Modified Cash NOI (1)	$35,070	$32,766
Interest Coverage Ratio (2)	2.2x	2.9x
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI, presented on page 4, that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (1)	% Change Average
Three Months Ended March 31, 2024:
All Property Types (2)	774,632	$31.64	$33.90	7.1%	$34.88	10.2%
Malls, Lifestyle Centers & Outlet Centers	732,688	31.82	34.04	7.0%	34.94	9.8%
New leases	87,387	21.79	41.81	91.9%	45.60	109.3%
Renewal leases	645,301	33.18	32.99	(0.6)%	33.50	1.0%

Total Leasing Activity:		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
	Square Feet
Three Months Ended March 31, 2024:
Operating portfolio:			As of March 31,	As of March 31,
New leases	222,370		2024	2023
Renewal leases	924,431	Same-center Malls, Lifestyle & Outlet Centers	$31.07	$30.04
Development portfolio:		Total Malls	31.42	30.45
New leases	—	Total Lifestyle Centers	30.69	29.19
Renewal leases	—	Total Outlet Centers	29.12	27.78
Total leased	1,146,801	Total Malls, Lifestyle & Outlet Centers	31.07	30.04
		Open-Air Centers	15.47	15.31
		Other	20.61	19.82
(1)
Average gross rent does not incorporate allowable future increases for recoverable common area expenses.
(2)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(3)
Average annual base rents per square foot are based on contractual rents in effect as of March 31, 2024, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Three Months Ended March 31, 2024 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2024:
New	47	168,458	6.94	$35.89	$39.16	$22.92	$12.97	56.6%	$16.24	70.9%
Renewal	418	1,447,402	2.69	33.90	34.39	34.92	(1.02)	(2.9)%	(0.53)	(1.5)%
Commencement 2024 Total	465	1,615,860	3.12	34.10	34.88	33.67	0.43	1.3%	1.21	3.6%

Commencement 2025:
New	4	3,643	10.00	109.73	125.57	66.08	43.65	66.1%	59.49	90.0%
Renewal	26	81,380	3.33	38.91	40.09	36.05	2.86	7.9%	4.04	11.2%
Commencement 2025 Total	30	85,023	4.22	41.94	43.75	37.34	4.60	12.3%	6.41	17.2%

Total 2024/2025	495	1,700,883	3.18	$34.50	$35.33	$33.85	$0.65	1.9%	$1.48	4.4%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Victoria's Secret & Co.	48	393,070	2.70%
2	Signet Jewelers Ltd. (2)	108	165,455	2.68%
3	Dick's Sporting Goods, Inc. (3)	26	1,662,221	2.39%
4	Foot Locker, Inc.	64	312,616	2.23%
5	American Eagle Outfitters, Inc.	60	363,615	2.14%
6	Bath & Body Works, Inc.	57	235,092	1.92%
7	Finish Line, Inc.	37	206,409	1.65%
8	Genesco Inc. (4)	76	152,215	1.55%
9	The Buckle, Inc.	34	176,604	1.23%
10	Cinemark Corp.	9	467,190	1.23%
11	Luxottica Group S.P.A. (5)	78	174,559	1.23%
12	The Gap Inc.	42	513,428	1.18%
13	Sycamore Partners (6)	75	325,107	1.11%
14	Hot Topic, Inc.	100	251,394	1.02%
15	The TJX Companies, Inc. (7)	19	542,607	0.95%
16	Shoe Show, Inc.	28	357,714	0.89%
17	Claire's Stores, Inc.	68	85,302	0.85%
18	Express Fashions	27	219,691	0.85%
19	Barnes & Noble, Inc.	16	457,337	0.84%
20	Spencer Spirit Holdings, Inc.	47	110,033	0.83%
21	H & M Hennes & Mauritz AB	38	803,797	0.80%
22	Ulta Salon, Cosmetics & Fragrance, Inc.	23	237,961	0.75%
23	Abercrombie & Fitch, Co.	28	189,942	0.75%
24	Focus Brands LLC (8)	65	46,995	0.72%
25	The Children's Place, Inc.	32	139,992	0.65%
		1,205	8,590,346	33.14%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Jewelers Ltd. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples and Piercing Pagoda.
(3)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream. Includes a former Sears lease acquired by Dick's Sporting Goods, Inc. for future redevelopment.
(4)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(5)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(6)
Sycamore Partners operates Ann Taylor, Chico's, Lane Bryant, Lane Bryant (Cacique), Lane Bryant Outlet, Loft, Soma Intimates and White House Black Market.
(7)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post. In Europe, they operate T.K. Maxx and HomeSense.
(8)
Focus Brands operates certain Auntie Anne’s, Cinnabon, Moe’s Southwest Grill and Planet Smoothie locations.

Capital Expenditures

(In thousands)

	Three Months Ended March 31,
	2024	2023
Tenant allowances (1)	$1,982	$3,574
Deferred maintenance: (2)
Parking lot and parking lot lighting	280	331
Roof replacements	948	537
Other capital expenditures	4,189	1,658
Total deferred maintenance expenditures	5,417	2,526
Total capital expenditures	$7,399	$6,100
(1)
Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as maintenance capital expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Properties Under Development at March 31, 2024

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2024 Cost	Expected Opening Date	Initial Unleveraged Yield
Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	$15,435	$4,065	$867	Summer '25	11.0%

Redevelopments:
Hamilton Place - Crunch Fitness	Chattanooga, TN	100%	36,640	2,648	1,860	5	Summer '24	23.3%

Total Properties Under Development			119,661	$18,083	$5,925	$872
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.